Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statements on Form S-4 of nStor Technologies, inc. of our report dated January 13, 1999 relating to the finanical statements of Andataco, Inc. for the year ended October 31, 1998, which appears in Andataco, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1998 and in nStor Technologies Inc.'s Form 8-K filed June 23, 1999.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP




San Diego, California
August 27, 1999